UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)                October 25, 2007

                                 EMCOR Group, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
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                 (State or Other Jurisdiction of Incorporation)

        1-8267                                           11-2125338
------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)



     301 Merritt Seven, Norwalk, CT                       06851
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(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
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              (Registrant's Telephone Number, Including Area Code)

                                     N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On October 25, 2007, EMCOR Group, Inc. issued a press release disclosing results of operations for its fiscal 2007 third quarter ended September 30, 2007. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number   Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on October 25, 2007 disclosing results of operations for its fiscal 2007 third quarter ended September 30, 2007.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EMCOR Group, Inc.


Dated:  October 25, 2007                         By:    /s/ Frank T. MacInnis
                                                  ---------------------------
                                                       Frank T. MacInnis
                                                    Chairman of the Board of
                                                      Directors and Chief
                                                       Executive Officer

                                                                    Exhibit 99.1

                             FOR:        EMCOR GROUP, INC.

                             CONTACT:    R. Kevin Matz
                                         Senior Vice President
                                         Shared Services
                                         (203) 849-7938

                                         FD
                                         Investors: Eric Boyriven - 212-850-5600
                                         Linden Alschuler & Kaplan, Inc.
                                         Media: Josh Epstein  - 212-575-4545


             EMCOR GROUP, INC. REPORTS RECORD THIRD QUARTER RESULTS
          - Revenues and Operating Income Rise 21% and 58% over 2006 -
                - Contract Backlog Reaches Record $4.48 Billion -
            - 2007 Full Year Revenues and Earnings Guidance Raised -

NORWALK, CONNECTICUT, October 25, 2007 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter and nine months ended September 30, 2007. The Company's financial results for the prior year periods have been adjusted to reflect its 2-for-1 stock split, effective July 9, 2007.

Income from continuing operations for the third quarter of 2007 rose 68.3% to $37.1 million, or $0.55 per diluted share, compared to $22.0 million, or $0.33 per diluted share, in the third quarter of 2006.

Including income from discontinued operations of $1.3 million, net income for the third quarter of 2007 was $38.3 million, or $0.57 per diluted share. Including income from discontinued operations of $0.5 million, net income for the third quarter of 2006 was $22.6 million, or $0.34 per diluted share. The Company's results for the third quarter of 2006 also include restructuring expenses of $0.6 million, as previously announced.

In the third quarter of 2007, the Company reported revenues of $1.50 billion, an increase of 21.1% over revenues of $1.24 billion in the year ago period. After excluding revenues from 2007 acquisitions, organic revenue growth in the 2007 third quarter was 13.8%.

Operating income was $54.9 million in the third quarter of 2007, an increase of 57.8% over operating income of $34.8 million in the same period last year. As a percentage of revenues, operating income improved to 3.7% in the 2007 third quarter from 2.8% a year ago. Selling, general and administrative (SG&A) expenses were $114.0 million, or 7.6% of revenues, in the 2007 third quarter, versus $108.6 million, or 8.8% of revenues in the third quarter of 2006, primarily reflecting the Company's previous restructuring initiatives and the success of its efforts to control costs despite strong revenue growth. During the 2007 third quarter, the Company's tax rate declined to 34% from 37.8% in the year ago period as a result of a reduction in United Kingdom income before income taxes.

EMCOR Announces 2007 Third Quarter Results                                Page 2

Contract backlog at September 30, 2007 was a record $4.48 billion, compared with backlog of $3.40 billion at September 30, 2006, an increase of 31.8%. On a sequential basis, the Company's backlog rose $223 million, or 5.3%, from a previous record of $4.26 billion at June 30, 2007.

During the quarter, the Company completed its acquisition of Ohmstede, Ltd. ("Ohmstede"), the leading provider of aftermarket maintenance and repair services, replacement parts and fabrication services for highly engineered shell and tube heat exchangers for the refinery and petrochemical industries, for approximately $455 million in cash, as previously announced. Ohmstede contributed $19.0 million in revenues to the Company's results during the 2007 third quarter, and was slightly accretive to diluted earnings per share for the period. Ohmstede also contributed $125.9 million to the Company's total backlog as of September 30, 2007.

For the first nine months of 2007, income from continuing operations rose 61.9% to $74.0 million, or $1.11 per diluted share, from $45.7 million, or $0.70 per diluted share, in the first nine months of 2006. Including income from discontinued operations of $2.5 million, net income for the 2007 nine-month period was $76.5 million, or $1.15 per diluted share. Including income from discontinued operations of $0.7 million and restructuring expenses of $0.6 million, net income for the 2006 nine-month period was $46.4 million, or $0.71 per diluted share.

Revenues for the 2007 nine-month period rose 17.0% to $4.16 billion, from $3.55 billion in the year ago period. After excluding revenues from 2007 acquisitions, organic revenue growth was 12.2% for the first nine months of 2007.

For the 2007 nine-month period, operating income rose 63.3% to $113.7 million, or 2.7% of revenues, from $69.6 million, or 2.0% of revenues from the year ago period. SG&A expenses for the first nine months of 2007 totaled $348.7 million, or 8.4% of revenues, compared with $315.2 million, or 8.9% of revenues, in the first nine months of 2006.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "The 2007 third quarter marked another strong period of execution and performance by EMCOR Group, and our results reflect our outstanding competitive position and the robust markets we have experienced throughout the year. Our performance was driven by strong growth across all our segments in North America. This is particularly true in the U.S. market, as our U.S. Mechanical, Electrical and Facilities Services divisions continued to post strong growth in revenues and profitability. We also continue to grow our business from a position of financial strength. We generated excellent cash flows during the third quarter and our balance sheet remains strong notwithstanding the completion of the Ohmstede acquisition. The initial stages of the integration of Ohmstede have gone well, and we have already identified opportunities to extend their business into new markets."

EMCOR Announces 2007 Third Quarter Results                                Page 3

Mr. MacInnis concluded, "Our major markets continue to reflect strong demand for our broad range of services. In addition, EMCOR's recent trend towards longer-duration, higher-margin projects has continued, as illustrated by our high level of activity in the healthcare, hospitality and gaming sectors. In short, we remain well positioned to take advantage of the opportunities before us. Based on the trajectory and composition of our backlog, we are again increasing our 2007 performance estimates to revenues of $5.8 billion and diluted earnings per share from continuing operations of $1.75 - $1.80."

EMCOR Group, Inc. is a Fortune 500(R) worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's third quarter conference call will be available live via Internet broadcast today, Thursday, October 25, at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.


     This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2006 Form 10-K, its Form 10-Q for the third quarter ended September 30, 2007, and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.



                           - FINANCIAL TABLES FOLLOW -

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                        For the Three Months Ended    For the Nine Months Ended
                                              September 30,                September 30,
                                           2007            2006          2007           2006
                                           ----            ----          ----           ----

   Revenues                             $1,500,798      $1,239,400    $4,159,519     $3,554,335
   Cost of sales                         1,331,887       1,095,412     3,696,996      3,168,887
                                        ----------      ----------    ----------     ----------
   Gross profit                            168,911         143,988       462,523        385,448
   Selling, general and
      administrative expenses              113,996         108,576       348,711        315,219
   Restructuring expenses                       --             604            93            604
                                        ----------      ----------    ----------     ----------

   Operating income                         54,915          34,808       113,719         69,625
   Interest income, net                      2,167           1,463         7,656          2,192
   Minority interest                          (932)           (828)       (2,046)          (337)
                                        ----------      ----------    ----------     ----------

   Income from continuing
      operations before income taxes        56,150          35,443       119,329         71,480
   Income tax provision                     19,067          13,407        45,370         25,790
                                        ----------      ----------    ----------     ----------

   Income from continuing
      operations                            37,083          22,036        73,959         45,690
   Income from discontinued
      operations, net of income taxes        1,253             517         2,519            737
                                        ----------      ----------    ----------     ----------

   Net income                           $   38,336      $   22,553    $   76,478     $   46,427
                                        ==========      ==========    ==========     ==========

   Basic earnings per share -
      continuing operations             $     0.57      $     0.35    $     1.15     $     0.73
   Basic earnings per share -
      discontinued operations                 0.02            0.01          0.04           0.01
                                        ----------      ----------    ----------     ----------
                                        $     0.59      $     0.36    $     1.19     $     0.74
                                        ==========      ==========    ==========     ==========

   Diluted earnings per share -
      continuing operations             $     0.55      $     0.33    $     1.11     $     0.70
   Diluted earnings per share -
      discontinued operations                 0.02            0.01          0.04           0.01
                                        ----------      ----------    ----------     ----------
                                        $     0.57      $     0.34    $     1.15     $     0.71
                                        ==========      ==========    ==========     ==========

   Weighted average shares of
      Common stock outstanding:
        Basic                           64,591,883      63,403,764    64,208,289     63,059,282
        Diluted                         66,922,011      65,783,018    66,622,958     65,252,087

                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                           September 30,    December 31,
                                                               2007             2006
                                                            (Unaudited)
                                                           -------------    ------------
   ASSETS
   Current assets:
   Cash and cash equivalents                                 $  223,077      $  273,735
   Accounts receivable, net                                   1,442,228       1,184,418
   Costs and estimated earnings in excess of billings
     on uncompleted contracts                                   155,130         147,848
   Inventories                                                   49,801          18,015
   Prepaid expenses and other                                    51,441          38,397
                                                             ----------      ----------
     Total current assets                                     1,921,677       1,662,413

   Investments, notes and other long-term receivables            29,924          29,630
   Property, plant & equipment, net                              79,504          52,780
   Goodwill                                                     592,548         288,165
   Identifiable intangible assets, net                          206,647          38,251
   Other assets                                                  13,215          17,784
                                                             ----------      ----------
   Total assets                                              $2,843,515      $2,089,023
                                                             ==========      ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
   Borrowings under working capital credit line              $       --         $    --
   Current maturities of long-term debt and capital
     lease obligations                                            2,914             659
   Accounts payable                                             542,615         496,407
   Billings in excess of costs and estimated earnings
     on uncompleted contracts                                   612,789         412,069
   Accrued payroll and benefits                                 208,850         177,490
   Other accrued expenses and liabilities                       124,634         121,723
                                                             ----------      ----------
     Total current liabilities                                1,491,802       1,208,348

   Long-term debt and capital lease obligations                 298,950           1,239
   Other long-term obligations                                  228,664         169,127
   Total stockholders' equity                                   824,099         710,309
                                                             ----------      ----------
   Total liabilities and stockholders' equity                $2,843,515      $2,089,023
                                                             ==========      ==========